EXHIBIT 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Aehr Test Systems

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share
	Equity	Preferred Stock, par value $0.01 per share
	Debt	Debt Securities
	Other	Depositary Shares
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf	__	457(o)	(1)	(2)	$100,000,000	0.0001531	$15,310.00
	Total Offering Amounts					$100,000,000		$15,310.00
	Total Fees Previously Paid							--
	Total Fee Offsets							$4,662.64
	Net Fee Due							$10,647.36

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Aehr Test Systems	S-3	333- 259317	09/03/2021		$4,662.64	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)		$42,734,704.21(3)
Fee Offset Sources	Aehr Test Systems	S-3	333- 259317		09/03/2021						$4,662.64(3)

(1)

An indeterminate number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an indeterminate number of securities is being registered as may be issued from time to time upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to any anti-dilution provisions of any such securities. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)

The proposed maximum offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and related disclosure on Form S-3.

(3)

The Registrant has previously registered securities having an aggregate offering price of up to $75,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-259317) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission on September 3, 2021. In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous fee payment in the amount of $8,183. As of the date of this prospectus, securities having an aggregate offering price of up to $42,734,704.21 remain unsold under the Prior Registration Statement. Offerings under the Prior Registration Statement were completed and, pursuant to Rule 457(p), the Company is offsetting $4,662.64 of the registration fee associated with this registration statement from the registration fee previously paid in connection with the Prior Registration Statement.